EXHIBIT 10.2
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                     FIRST AMENDMENT TO CREDIT AGREEMENT

      This First Amendment to Credit Agreement (the "Amendment") dated as of March 10, 1999 among LaSalle Partners Incorporated (the "Borrower"), the Guarantors party hereto, the Lenders, and The First National Bank of Chicago, as Administrative Agent;

                            W I T N E S S E T H:

      Whereas, the Borrower, Guarantors, Lenders and The First National Bank of Chicago, as Administrative Agent, have heretofore executed and delivered a Credit Agreement dated as of September 21, 1998 (the "Credit Agreement"); and

      WHEREAS, the parties hereto desire to amend the Credit Agreement as provided herein;

      NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Credit Agreement shall be and hereby is amended as follows:


                                  ARTICLE 1

                                 AMENDMENTS

      1.1. The definition of "EBITDA" contained in Article III of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

       "EBITDA" means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for (i) Interest Expense, (ii) federal, state and local income tax expense, (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets on the books of the Borrower and its Restricted Subsidiaries, (iv) reasonable non-recurring transition costs incurred by the Borrower in connection with the Compass Acquisition to the extent such costs do not exceed $10,500,000 during calendar year ended December 31, 1998 and $9,000,000 during calendar year ended December 31, 1999, (v) all non-cash contributions or accruals to or with respect to deferred profit sharing or compensation, incurred through December 31, 2000, (vi) reasonable non-recurring transition costs incurred by the Borrower after March 9, 1999 and before January 1, 2000 in connection with the JLW Acquisition to the extent such costs do not exceed $25,000,000, and (vii) non-recurring reasonable charges incurred by JLW prior to March 10, 1999 in connection with the JLW Acquisition and the Integration Plan (as defined in the JLW Purchase Agreement) to the extent such charges do not exceed $25,000,000; provided that any amounts added to Consolidated Net Income pursuant to clause (v) above for any period shall be deducted from Consolidated Net Income for the period, if ever, in which such amounts are paid in cash by the Borrower or any of its Subsidiaries.

      1.2 Article III of the Credit Agreement is hereby further amended by inserting in proper alphabetical order the following new defined terms:



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      "JLW Acquisition" means the transactions contemplated by the Purchase and Sale Agreements, dated as of October 21, 1998 (the "JLW Purchase Agreements") providing for the acquisition by Borrower and its Subsidiaries of the entities conducting business worldwide under the name Jones Lang Wootten (collectively, "JLW").

      "Non-Real Estate Restricted Subsidiary" means a Restricted Subsidiary which is not established solely for the purpose of making investments in real estate and real estate related assets, including notes and other securities, as permitted under Section 6.14(j) or Section 6.14(k) hereof.

      1.3   Section 6.9 of the Credit Agreement is hereby amended by
(a) deleting the phrase "$5,000,000 at any time outstanding;" appearing in clause (i) thereof and inserting in its place the phrase "$10,000,000 at any time outstanding;" and (b) inserting immediately after clause (i) new clauses (j) and (k) as follows:

      (j) Liens not otherwise permitted under this Section 6.9 on any Property of any Person or on the stock or other interest in any Person existing at the time such Person becomes a Subsidiary in connection with the JLW Acquisition or any Person that is merged or consolidated with or into the Borrower or any of its Subsidiaries in connection with the JLW Acquisition provided that, (i) such Liens do not at any time extend to the Property of any other Person, (ii) such Liens shall be released no later than March 10, 2000 and (iii) such Liens are listed on Schedule 6.9(j) hereof; and

      (k) Liens not otherwise permitted under this Section 6.9 on any Property of any Person at the time such Person becomes a Subsidiary in connection with the JLW Acquisition or any Person that is merged or consolidated with or into the Borrower or any of its Subsidiaries in connection with the JLW Acquisition which Liens do not, in the aggregate for all such Liens, attach on Property with a fair market value in excess of $5,000,000.

      1.4. Section 6.14(i) and (k) of the Credit Agreement are hereby amended in their entirety and as so amended shall read as follows:

            (i) loans and advances to employees and relocation companies in the ordinary course of business not to exceed $8,000,000 in the aggregate at any one time outstanding;

            (k) Acquisitions or Investments in a line of business related to that of the Borrower and its Subsidiaries and Investments directly and indirectly through Subsidiaries and other Persons in real estate and real estate related assets, including notes and other securities, provided that
(i) no Default or Unmatured Default exists or would exist after giving effect to such Acquisition or Investment, (ii) in the case of an Acquisition, the Board of Directors or other governing body or the holders of 100% of the equity interests of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such Acquisition, (iii) in the case of Investments not constituting Acquisitions, such Investment together with all other Investments not constituting Acquisitions permitted under this subsection
(k) during the term of this Agreement reduced by the amount of proceeds of the disposition of all or any part of any such Investments does not exceed
(i) $100,000,000 in aggregate purchase price, if on the date such Investment is made the Borrower's EBITDA for the most recently ended four fiscal quarters of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.6(a) hereof is $100,000,000 or less or (ii) $125,000,000 in aggregate purchase price, if on the date such Investment is made the Borrower's EBITDA for the most recently ended four fiscal quarters of the Borrower for which the Borrower has delivered financial statements pursuant to Section 6.6(a) hereof is greater than $100,000,000; provided further that if the aggregate purchase price for any single Investment by the Borrower or any Subsidiary exceeds $15,000,000 the Borrower shall have received the prior written consent of the Required Lenders;

      1.5.  Section 6.15 of the Credit Agreement is hereby amended by
(a) deleting the amount "$100,000,000" appearing in the fourth line thereof and inserting in its place the amount "$150,000,000", (b) inserting immediately after the phrase "program or plans" appearing in the sixth line thereof the following " and the JLW Acquisition" and (c) deleting the date "January 1, 1999" appearing in the eighth line thereof and inserting in its place the date "January 1, 2000".

      1.6. Sections 6.19(c) and (h) of the Credit Agreement are hereby amended in their entirety and as so amended shall read as follows:

            (c) Capitalized Lease Obligations in an aggregate principal amount outstanding not to exceed $10,000,000 on any date of determination;

            (h) Indebtedness not otherwise permitted by this Section 6.19 of not more than $25,000,000 in aggregate principal amount outstanding on any date of determination for the Borrower and its Restricted Subsidiaries.

      1.7 Section 6.22 of the Credit Agreement is hereby amended in its entirety and as so amended shall be read as follows:

      Section 6.22. Additional Guarantors. (a) If on the last day of any calendar quarter the total assets (not including investments in Subsidiaries) of any non-Guarantor Subsidiary of the Borrower (other than JLW Supply Company) which is a Non-Real Estate Restricted Subsidiary, equals or exceeds 5% of the total consolidated assets of the Borrower and its Non-Real Estate Restricted Subsidiaries, then the Borrower will, within 15 Business Days of the date on which the balance sheet for such date is required to be delivered pursuant to Section 6.6(i) or Section 6.6(ii), cause each such Subsidiary to become a Guarantor hereunder. To the extent any Subsidiary becomes a Guarantor as a result of the requirements of this
Section 6.22(a), the Guaranty of such Subsidiary shall be released upon request of the Borrower if on the last day of two successive calendar quarters the total assets (not including investments in Subsidiaries) of such Guarantor Subsidiary was less than 5% of the total consolidated assets of the Borrower and its Non-Real Estate Restricted Subsidiaries, provided that no Unmatured Default or Default is continuing. The Administrative Agent is hereby authorized to execute all appropriate documents on behalf of the Lenders to document the release of such Subsidiary from its Guaranty.

            (b) In addition to the requirements of Section 6.22(a), if on the last day of any calendar quarter either (I) (i) the Borrower's ratio of Total Funded Debt as of such day to EBITDA for the four calendar quarters then ended is greater than 2.50 to 1.00 and (ii) the total assets (not including investments in Subsidiaries) of the non-Guarantor Subsidiaries of the Borrower which are Non-Real Estate Restricted Subsidiaries equals or exceeds 25% of the total consolidated assets of the Borrower and its Non-Real Estate Restricted Subsidiaries, or (II) (i) the Borrower's ratio of Total Funded Debt as of such day to EBITDA for the four calendar quarters then ended is 2.50 to 1.00 or less and (ii) the total assets (not including investments in Subsidiaries) of the non-Guarantor Subsidiaries of the Borrower which are Non-Real Estate Restricted Subsidiaries equals or exceeds 50% of the total consolidated assets of the Borrower and its Non-Real Estate Restricted Subsidiaries, then the Borrower will, within 15 Business Days of the date on which the balance sheet for such date is required to be delivered pursuant to Section 6.6(a)(i) or
Section 6.6(a)(ii), cause an additional Subsidiary or additional Subsidiaries to become a Guarantor or Guarantors hereunder such that the total assets (not including investments in Subsidiaries) of the non-Guarantor Subsidiaries of the Borrower which are Non-Real Estate Restricted Subsidiaries, are less than 25%, in the case of clause (I) above, or 50%, in the case of clause (II) above, of the total consolidated assets of the Borrower and its Non-Real Estate Restricted Subsidiaries. To the extent any Subsidiary becomes a Guarantor as a result of the requirements of this

Section 6.22(b) such Guaranty shall be released upon request of the Borrower if after giving effect to such release the Borrower is in compliance with this Section 6.22(b) and provided that no Default or Unmatured Default is continuing. The Administrative Agent is hereby authorized to execute all appropriate documents on behalf of the Lenders to document the release of such Subsidiary from its Guaranty.

            (c)   In addition to the requirements of Section 6.22(a) and
(b) the Borrower will cause JLW Supply Company to become a Guarantor hereunder within 90 days of the date on which the balance sheet and income statement for any calendar quarter is required to be delivered pursuant to
Section 6.6(i), Section 6.6(ii) or this Section 6.22(c), if such balance sheet and income statement shows that the portion of EBITDA for the Borrower and its Non-Real Estate Restricted Subsidiaries attributable solely to JLW Supply Company is equal to or in excess of 5% of the EBITDA for the Borrower and its Non-Real Estate Restricted Subsidiaries; provided that JLW Supply Company need not become a Guarantor prior to September 7, 1999. The Borrower agrees to deliver to the Administrative Agent no later than June 10, 1999 a balance sheet and income statement of the Borrower and its Subsidiaries prepared as of December 31, 1998 on a pro forma basis as if the JLW Acquisition had become effective on January 1, 1998. To the extent JLW Supply Company becomes a Guarantor such Guaranty shall be released upon request of the Borrower if on the last day of two successive calendar quarters the portion of EBITDA of the Borrower and its Non-Real Estate Restricted Subsidiaries attributable solely to JLW Supply Company was less than 5% of the total EBITDA of the Borrower and its Non-Real Estate Restricted Subsidiaries, provided that no Unmatured Default or Default is continuing. The Administrative Agent is hereby authorized to execute all appropriate documents on behalf of the Lenders to document the release of such Guaranty.

            (d) To the extent Section 6.22(a), (b) or (c) would require that a Foreign Subsidiary or JLW Supply Company, as applicable, be added as a Guarantor, in lieu of having such Subsidiary provide a Guaranty pursuant to Section 11, the Borrower may elect to provide, and to cause its Subsidiaries to provide, within 60 days of the date on which the Borrower is required by either Section 6.22(a) or (b) above to cause such Foreign Subsidiary to become a Guarantor, or by the date on which the Borrower is required by Section 6.22(c) above to cause JLW Supply Company to become a Guarantor, the Administrative Agent with a security interest in 65% of the issued and outstanding capital stock owned by the Borrower and its Subsidiaries of such Foreign Subsidiary or JLW Supply Company, as applicable, pursuant to a security agreement in form and substance reasonably acceptable to the Administrative Agent. Each Foreign Subsidiary or JLW Supply Company, as applicable, with respect to which a security interest is granted pursuant to this Section 6.22(d) shall be regarded as a Guarantor for purposes of this Section 6.22. To the extent a security interest in the stock of any Foreign Subsidiary or JLW Supply Company, as applicable, is provided pursuant to this Section 6.22(d), such security interest shall be released upon request of the Borrower if after giving effect to such release the Borrower is in compliance with Sections 6.22(a) and (b) and (c) and provided that no Unmatured Default or Default is continuing. The Administrative Agent is hereby authorized to execute all appropriate documents on behalf of the Lenders to document the release of such security interest.

      1.8 Section 7.1(k) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

            (k) a Change of Control shall have occurred other than in connection with the JLW Acquisition as provided in the JLW Purchase Agreements.

      1.9. A new Schedule 6.9(j) to the Credit Agreement is hereby added to the Credit Agreement immediately following Schedule 6.9 in the form of
Schedule 6.9(j) attached to this Amendment.


                                 ARTICLE II

                            CONDITIONS PRECEDENT

      2.1 This Amendment shall become effective as of the date hereof on the date that each of the following conditions precedent have been met:

            (a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, Guarantors and Required Lenders;

            (b) the Administrative Agent shall have received (i) a certificate of the Secretary of the Borrower dated the date of this Amendment certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower, authorizing the execution, delivery and performance of this Amendment and certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (ii) such supporting documents as the Administrative Agent may reasonably request;

            (c) the JLW Acquisition shall have been consummated as contemplated by the JLW Purchase Agreements;

            (d) the Administrative Agent shall have received the opinion of Hagen & Associates, counsel to the Borrower and Guarantors, in form and substance satisfactory to the Administrative Agent; and

            (e) each Lender which has executed this Amendment shall have received a non-refundable amendment fee from the Borrower equal to 0.05% of the aggregate principal amount of such Lender's outstanding Loans.


                                 ARTICLE III

                                MISCELLANEOUS

      3.1. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders that: (a) the representations and warranties contained in the Credit Documents, as amended by the Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof;
(b) after giving effect to this Amendment, no Unmatured Default or Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and each Guarantor, and the Credit Agreement, as amended by the Amendment, and each of the other Credit Documents are the legal, valid and binding obligations of the Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Borrower or any Guarantor of this Amendment or the performance by the Borrower or any Guarantor of the Credit Agreement, as amended by the Amendment, or any other Credit Document to which they are a party.

      3.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

      3.3. Except as specifically provided above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Credit Documents, nor constitute a waiver or modification of any provision of any of the other Credit Documents.

      3.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

      Dated as of the date first above written.

                        LASALLE PARTNERS INCORPORATED


                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer



                        LASALLE PARTNERS CO-INVESTMENT,
                        INC., as Guarantor


                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer



                        LP INTERNATIONAL,
                        a limited liability company, as Guarantor

                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer



                        LASALLE PARTNERS INTERNATIONAL, INC.,
                        as Guarantor


                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer



                        LASALLE ADVISORS CAPITAL MANAGEMENT, INC., as Guarantor


                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer


                        LASALLE PARTNERS MANAGEMENT SERVICES,
                        INC., as Guarantor


                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer

                        LASALLE PARTNERS CORPORATE & FINANCIAL
                        SERVICES, INC., as Guarantor


                        By:         /s/ Brian P. Hake
                        Title:      Vice President and Treasurer



                        LASALLE HOTEL ADVISORS, INC.,
                        as Guarantor


                        By:         /s/ Vaughn Hooks
                        Title:      Vice President and Treasurer



                        THE FIRST NATIONAL BANK OF CHICAGO,
                        in its individual capacity as a Bank and as Administrative Agent


                        By:         /s/ Lynn Braun
                        Title:      Corporate Banking Officer



                        HARRIS TRUST AND SAVINGS BANK

                        By:         /s/ Scott Geik
                        Title:      Managing Director


                        THE CHASE MANHATTAN BANK

                        By:         /s/ Charles Hoagland
                        Title:      Vice President


                        BANK OF AMERICA NATIONAL TRUST AND
                        SAVINGS ASSOCIATION


                        By:         /s/ Christine M. Tierney
                        Title:      Senior Vice President


                        LASALLE NATIONAL BANK


                        By:         /s/ Lisa Cunningham
                        Title:      Senior Vice President


                        THE NORTHERN TRUST COMPANY

                        By:         /s/ Craig Mizushima
                        Title:      Vice President



                        FIRST BANK, N.A.

                        By:         /s/ Thomas Gibbons
                        Title:      Vice President

                               SCHEDULE 6.9(j)
                               --------------

Liens on the Property of, and the stock or other interest in, the following
Persons:

            JLW Australia Pty Ltd;

            JLW (NSW) Pty Ltd;

            JLW (VIC) Pty Ltd;

            JLW (QLD) Pty Ltd;

            JLW (WA) Pty Ltd;

            JLW (ACT) Pty Ltd;

            JLW (SA) Pty Ltd;

            JLW Strata Management Pty Ltd;

            JLW Advisory Services Pty Ltd;

            JLW Advisory Corporate Property Pty Ltd;

            JLW Advisory Corporate Property (Vic) Pty Ltd;

            JLW Management Services Pty Ltd;

            JLW Property Fund Advisors Ltd;

            JLW CRES Pty Ltd; and

            Jones Lang Wootton Transact Pty Ltd.